EXHIBIT 99.1

CORRECTING AND REPLACING -- ICG Announces Fourth Quarter and Annual Financial Results

RADNOR, Pa., Feb. 21, 2013 (GLOBE NEWSWIRE) -- In a press release issued earlier today by ICG Group, Inc. (Nasdaq:ICGE) ("ICG"), there was an incorrect statement in the 2013 Guidance section. The first sentence of this section should read, "In 2013, ICG expects GAAP revenue in the range of between $210 and $220 million, an increase of between 26% and 32% over 2012, and we expect to generate $0.01 to $0.05 of non-GAAP net income per share." The corrected release follows:

Company reports record annual revenue, exceeding guidance

Expects to be non-GAAP net income (loss) per share positive in 2013

ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the quarter and year ended December 31, 2012.

"2012 was a year of remarkable accomplishments at ICG from both an operational and strategic perspective," said Walter Buckley, ICG's Chief Executive Officer. "We exceeded our revenue guidance and entered 2013 with a strong recurring revenue base that provides the foundation for continued growth and profitability."

Highlights

Financial Achievements:

  Exceeded revenue guidance and achieved the high end of EBITDA guidance range
  Repurchased 930,225 shares of ICG common stock at a weighted average price of $8.94 per share for $8.3 million
  Sold Investor Force to MSCI in early 2013 for $23.5 million, with ICG cash proceeds of $20.7 million
  Sold Channel Intelligence to Google in early 2013 for $125 million, with ICG realizing $60.5 million of cash

Operational Initiatives:

  Acquired 96% ownership in MSDSonline, ICG's recurring revenue compliance platform
  Increased ownership in SeaPass to 53%, bringing SeaPass into ICG's group of consolidated companies as ICG's recurring revenue insurance platform
  Invested substantially in sales and marketing, driving record bookings at Procurian, GovDelivery and MSDSonline and resulting in a strong recurring revenue base going into 2013
  Re-branded Procurian to capitalize on its unique, industry-leading value proposition
  Acquired Media IQ and UAI, accretive tuck-in acquisitions, strengthening Procurian's industry-leading marketing and energy practices
  Completed tender offer for Procurian shares, which increased ICG's ownership in Procurian to 85%
  Expanded globally, winning an entry global account at Procurian, establishing European sales team in the UK and opening Procurian delivery centers in Buenos Aires and Shanghai

Financial Information

Net income for the fourth quarter of 2012 was $14.7 million, or $0.40 per diluted share, compared to $17.9 million, or $0.49 per diluted share, in the corresponding 2011 period. Net income for the fourth quarter of 2012 included gains primarily related to a gain on previous equity interest recorded upon the consolidation of SeaPass. Net income for 2012 was $23.0 million, or $0.63 per diluted share, as compared to $27.6 million, or $0.74 per diluted share, for 2011.

Investor Force and Channel Intelligence are both presented within discontinued operations for all periods presented. To aid the guidance comparisons, we provide the following reconciliation ($s in millions):

	Q4		Year Ended
	2012	2011	2012	2011

Core consolidated revenue	$53.6	$36.1	$191.5	$140.5
Impact of Investor Force and Channel Intelligence dispositions	(8.9)	(1.7)	(19.7)	(7.1)
Impact of acquired business' deferred revenue	(1.1)	—	(5.2)	—

GAAP revenue	$43.6	$34.4	$166.6	$133.4

Core consolidated EBITDA	$4.7	$5.6	$19.7	$17.7

2013 Guidance

In 2013, ICG expects GAAP revenue in the range of between $210 and $220 million, an increase of between 26% and 32% over 2012, and we expect to generate $0.01 to $0.05 of non-GAAP net income per share.

"We enter 2013 with a base of annual recurring revenue and a strong pipeline that provides a solid foundation for our performance in 2013 and beyond," said Kirk Morgan, Chief Financial Officer. "Importantly, we expect to achieve this growth and profitability while making continued investments in key areas, including over $35 million into sales and marketing, an increase of approximately 60% compared to 2012."

A reconciliation of the most comparable GAAP financial measures to the non-GAAP measures used above is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its companies and its fourth quarter and annual 2012 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. The webcast can be accessed at www.icg.com/investors/events-and-presentations/. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866-730-5762 or 857-350-1586. The passcode is 64646806.

For those unable to participate in the conference call, a replay will be available from February 21, 2013 at 12:00 p.m. ET until February 28, 2013 at 11:59 p.m. ET. To access the replay, dial888-286-8010 or 617-801-6888. The pass code is 92126304. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG provides leading cloud-based software and solutions in procurement, government, compliance and insurance.  ICG's software platforms automate industry-specific processes that drive growth, cost savings and compliance for its customers globally.  Headquartered in Radnor, Pennsylvania, ICG has more than 1,000 employees worldwide.  For more information, please go to www.icg.com.

The ICG logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7794

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our companies' customers, our companies' collective ability to retain existing customer relationships and secure new ones, our companies' ability to compete successfully against their respective competitors, our companies' ability to timely and effectively respond to technological developments, our and our companies' collective ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		12 Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$ 43,584	$ 34,435	$ 166,593	$ 133,437

Operating Expenses
Cost of revenue	28,403	20,589	105,762	81,281
Sales and marketing	6,078	3,665	21,920	13,466
General and administrative	10,642	6,945	38,805	29,228
Research and development	4,106	2,174	14,175	9,157
Amortization of intangibles	1,901	399	5,590	1,412
Impairment related and other	521	367	1,548	753
Total operating expenses	51,651	34,139	187,800	135,297

Operating income (loss)	(8,067)	296	(21,207)	(1,860)

Other income (expense):
Other income (loss), net	23,899	16,440	56,919	42,624
Interest income	108	95	442	393
Interest expense	(171)	(100)	(526)	(577)

Income (loss) before income taxes, equity loss and discontinued operations	15,769	16,731	35,628	40,580

Income tax benefit (expense)	(334)	4,926	(1,336)	4,287
Equity loss	(961)	(1,958)	(8,107)	(11,964)

Income (loss) from continuing operations	14,474	19,699	26,185	32,903
Income (loss) from discontinued operations	(33)	(539)	(2,999)	(3,102)
Net income (loss)	14,441	19,160	23,186	29,801
Less: Net income (loss) attributable to the noncontrolling interest	(221)	1,294	197	2,235
Net income (loss) attributable to ICG	$ 14,662	$ 17,866	$ 22,989	$ 27,566

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ 15,272	$ 18,291	$ 26,212	$ 30,013
Net income (loss) from discontinued operations	(610)	(425)	(3,223)	(2,447)
Net income (loss) attributable to ICG common shareholders	$ 14,662	$ 17,866	$ 22,989	$ 27,566

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ 0.43	$ 0.50	$ 0.73	$ 0.82
Income (loss) from discontinued operations attributable to ICG common shareholders	(0.02)	(0.01)	(0.09)	(0.07)
Income (loss) attributable to ICG common shareholders	$ 0.41	$ 0.49	$ 0.64	$ 0.75

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ 0.42	$ 0.50	$ 0.72	$ 0.80
Income (loss) from discontinued operations attributable to ICG common shareholders	(0.02)	(0.01)	(0.09)	(0.06)
Income (loss) attributable to ICG common shareholders	$ 0.40	$ 0.49	$ 0.63	$ 0.74

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	35,840	36,170	35,890	36,656
Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,912	36,633	36,554	37,460

ICG Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2012	2011

ASSETS
Cash and cash equivalents	$ 45,526	$ 121,871
Restricted cash	827	133
Accounts receivable, net	47,315	30,384
Other receivables	405	22,679
Deferred tax asset	348	613
Prepaid expenses and other current assets	6,132	2,509
Assets of discontinued operations	83,552	3,866
Total current assets	184,105	182,055
Marketable securities	327	--
Fixed assets, net	13,781	5,682
Ownership interests	12,913	39,052
Goodwill and Intangibles, net	187,715	36,274
Deferred tax asset	30,332	31,940
Cost method investments	13,007	10,820
Other assets, net	3,338	997
Total Assets	$ 445,518	$ 306,820

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 5,336	$ 4,616
Accounts payable	7,016	2,116
Accrued expenses	9,048	5,786
Accrued compensation and benefits	19,658	11,737
Deferred revenue	18,324	11,425
Liabilities of discontinued operations	10,894	3,329
Total current liabilities	70,276	39,009
Long-term debt	27,983	10,681
Other non-current liabilities	5,853	2,255
Total Liabilities	104,112	51,945
Redeemable noncontrolling interest	3,505	1,378
Equity:
Controlling (ICG) equity	265,668	245,884
Noncontrolling interest	72,233	7,613
Total Equity	337,901	253,497
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 445,518	$ 306,820

ICG Group, Inc.
Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2011				2012				Full Year
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2011	2012
GAAP Revenue:	$32,044	$33,531	$33,427	$34,435	$34,698	$42,822	$45,489	$43,584	$133,437	$166,593
Add back: Acquired businesses' deferred revenue	--	--	--	--	--	2,537	1,593	1,062	--	5,192
Add back: Impact of discontinued operations	1,910	1,797	1,715	1,668	1,932	2,256	6,545	8,944	7,090	19,677
Non-GAAP revenue	$33,954	$35,328	$35,142	$36,103	$36,630	$47,615	$53,627	$53,590	$140,527	$191,462

GAAP Net income (loss) attributable to ICG:	$15,890	($3,233)	($2,957)	$17,866	($7,020)	($5,994)	$21,341	$14,662	$27,566	$22,989
Add back:
Share-based compensation	733	925	1,012	1,590	1,638	1,739	1,811	1,738	4,260	6,926
Amortization of intangibles	337	338	338	338	424	1,436	1,829	1,901	1,351	5,590
Impairment related and other	37	82	267	367	127	160	739	521	753	1,547
Other (income) loss, net	(24,946)	(1,612)	374	(16,440)	(397)	(1,054)	(31,570)	(23,899)	(42,624)	(56,920)
Acquired businesses' deferred revenue	--	--	--	--	--	2,537	1,593	1,062	--	5,192
Equity loss	3,576	3,185	3,245	1,958	2,303	3,236	1,608	961	11,964	8,108
Income tax expense (benefit) - deferred	2,620	(1,124)	(1,598)	(4,214)	279	71	5	(222)	(4,316)	133
Impact of discontinued operations	1	101	130	7	1	204	1,854	423	239	2,482
Non-GAAP net income (loss)	($1,752)	($1,338)	$811	$1,472	($2,645)	$2,335	($790)	($2,853)	($807)	($3,953)
Net income (loss) attributable to non-controlling interests	352	254	335	1,294	152	652	(387)	(222)	2,235	195
Interest (income) expense, net	62	62	55	5	(29)	(5)	55	89	184	110
Depreciation	717	730	762	852	770	832	1,133	1,804	3,061	4,539
Corporate/other	$4,114	$3,882	$2,089	$2,581	$4,442	3,403	$4,096	$5,401	$12,666	$17,342
Income tax expense (benefit) - current	$320	$161	$260	($712)	$261	$321	$66	$555	$29	$1,203
Impact of discontinued operations	$72	$77	$80	$83	$81	$61	$132	($37)	$312	$237
Core Consolidated EBITDA (excluding share-based compensation and unusual items)	$3,885	$3,828	$4,392	$5,575	$3,032	$7,599	$4,305	$4,737	$17,680	$19,673

GAAP Net income (loss) per diluted share:	$0.42	($0.09)	($0.08)	$0.49	($0.19)	($0.17)	$0.59	$0.40	$0.74	$0.63
Add back:
Share-based compensation	$0.02	$0.03	$0.03	$0.04	$0.05	$0.05	$0.05	$0.05	$0.12	$0.19
Amortization of intangibles	$0.01	$0.01	$0.01	$0.01	$0.01	$0.04	$0.05	$0.05	$0.04	$0.16
Impairment related and other	$0.00	$0.00	$0.01	$0.01	$0.00	$0.00	$0.02	$0.01	$0.02	$0.04
Other (income) loss, net	($0.68)	($0.04)	$0.01	($0.45)	($0.01)	($0.03)	($0.89)	($0.67)	($1.16)	($1.57)
Acquired businesses' deferred revenue	$0.00	$0.00	$0.00	$0.00	$0.00	$0.07	$0.04	$0.03	$0.00	$0.14
Equity loss	$0.10	$0.09	$0.09	$0.05	$0.06	$0.09	$0.05	$0.03	$0.32	$0.22
Income tax expense (benefit) - deferred	$0.07	($0.03)	($0.04)	($0.12)	$0.01	$0.00	$0.00	($0.01)	($0.12)	$0.00
Discontinued Operations	$0.00	$0.00	$0.00	$0.00	$0.00	$0.01	$0.05	$0.01	$0.01	$0.07
Non-GAAP net income (loss) per diluted share	($0.06)	($0.04)	$0.02	$0.04	($0.07)	$0.06	($0.03)	($0.09)	($0.03)	($0.11)

Shares used in calcuation of GAAP net income (loss) per share attributable to ICG:
Basic	36,944	36,961	36,556	36,170	36,156	35,917	35,650	35,840	36,656	35,890
Diluted	37,991	36,961	36,556	36,633	36,156	35,917	36,273	36,912	37,460	36,554

Shares used in calcuation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,944	36,961	36,556	36,170	36,156	35,917	35,650	35,840	36,656	35,890
Diluted	36,944	36,961	37,265	36,633	36,156	36,422	35,650	35,840	36,656	35,890

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release:  (1) non-GAAP revenue, (2) non-GAAP net income (loss), (3) non-GAAP net income (loss) per share and (4) core consolidated EBITDA (excluding stock based compensation and unusual items).  ICG includes or excludes items from these non-GAAP financial measures as described below.

Non-GAAP revenue includes the following item:

  Acquired businesses' deferred revenue.  ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Impact of discontinued operations. ICG includes revenues associated with discontinued operations given direct correlation with respect to existing core consolidated revenue guidance range. ICG does not consider them a part of ongoing operating results but believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided.

Non-GAAP net income (loss), in addition to deferred revenue adjustments inclusion above, excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.

  Amortization of intangibles. ICG excludes amortization of acquired intangibles, primarily customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Equity loss.  In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Income tax expense (benefit) - deferred.  ICG excludes the effect of deferred income tax expense (benefit) primarily because it is a non-cash expense that ICG does not consider a meaningful component of its operating results when assessing the performance of its business, and the exclusion of this item facilitates the comparison of results over different time periods.

  Impact of discontinued operations. ICG includes the impact of discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided.

Non-GAAP net income (loss) per share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per share.

Core consolidated EBITDA, excluding share-based compensation and unusual items, is the sum of the earnings (losses) before interest, taxes, depreciation and amortization, share-based compensation and unusual items of ICG's core consolidated companies. ICG considers charges unusual when they are transactional-driven or non-recurring. Core consolidated EBITDA excludes the items described above, as well as the following:

  Net income (loss) attributable to non-controlling interests. ICG excludes net income (loss) attributable to non-controlling interests primarily because non-controlling interest includes income or loss from operations due to non-controlling interests that are unrelated to ICG's ownership.

  Corporate/other. ICG excludes corporate operating expenses and adjusts for other core consolidated non-operational items primarily because ICG considers this in assessing the performance of its core consolidated businesses.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share and core consolidated EBITDA, excluding share-based compensation and unusual items, in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.
  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610-727-6900
         IR@icg.com